EXHIBIT 99.1
                                                                    ------------
                  PITNEY BOWES ANNOUNCES THIRD QUARTER RESULTS
                  --------------------------------------------

     STAMFORD, Conn., October 24, 2005 - Pitney Bowes Inc. (NYSE:PBI) today reported third quarter performance characterized by strong growth in revenue, earnings before interest and taxes (EBIT), and earnings per share. Revenue increased 11 percent to $1.36 billion. EBIT rose 12 percent to $272 million versus the third quarter of 2004. Net income for the quarter increased six percent to $144 million or $.62 per diluted share versus $.58 per diluted share in the prior year. Excluding the impact of restructuring charges, the company's third quarter adjusted diluted earnings per share was $.66 versus $.63 in the third quarter of 2004.
     Commenting on the company's financial performance during the quarter, Chairman and CEO Michael J. Critelli noted, "We are pleased with our broad-based growth in equipment, software, supplies, financing, and services revenue during the quarter. This reflects our success in executing our strategies for expanded offerings throughout the mailstream.
     "We are also pleased that we were able to grow our earnings per share despite an increase in interest expense, a higher tax rate, and a reduced earnings contribution from Capital Services compared with the third quarter of the prior year."
     During the quarter, the company took several actions as part of its previously announced restructuring program and recorded after-tax charges of $8 million or $.04 per diluted share.

     The company generated $218 million in cash from operations during the quarter. Free cash flow was $165 million. Free cash flow is equal to cash from operations less capital expenditures and excludes the effects of the company's restructuring program.
     The company purchased approximately one million of its common shares during the quarter for $41 million. The Board of Directors approved an additional $300 million authorization for the repurchase of shares over the next twelve to twenty-four months. The company now has $310 million of remaining authorization for future share repurchases.
     Global Mailstream Solutions includes worldwide revenue and related expenses from the sale, rental, and financing of mail finishing, mail creation, shipping, and production mail equipment; supplies; support services; payment solutions; and mailing and customer communication software.
     During the quarter Global Mailstream Solutions revenue and EBIT increased nine percent to $949 million and $286 million, respectively, when compared with the third quarter in the prior year.
     In the U.S., the quarter's revenue growth was favorably impacted by placements of networked digital mailing systems (especially small and mid-sized systems), mail creation equipment, and supplies. The quarter's results also included 26 percent revenue growth from Document Messaging Technologies, driven by growth from Group 1 software and placements of the industry- leading Advanced Productivity Systems (APS) and Flexible Productivity Systems (FPS).
     Outside of the U.S., revenue grew 13 percent. These results include increased placements of mailing equipment with small businesses and increased sales of supplies in Europe. In addition, revenue growth benefited from the fourth-quarter 2004 acquisition of Groupe Mag and favorable foreign currency translation. Revenue growth for the quarter was adversely impacted by the timing of production mail placements in Europe.
     Global Business Services includes worldwide revenue and related expenses from facilities management contracts, reprographics, document management, and other value-added services to key vertical markets; and mail services operations, which include presort mail services, international outbound mail services, and direct mail marketing services.

     For the quarter, Global Business Services reported revenue growth of 19 percent to $376 million and EBIT growth of 66 percent to $26 million compared with the third quarter of the prior year.
     The company's management services operation reported a two percent decline in revenue and an EBIT margin improvement to seven percent. This reflects the company's focus on enhancing profitability for this business.
     Mail services revenue grew 129 percent versus the third quarter last year as a result of the expansion of its network, growth in customer base, and the acquisition of Imagitas during the second quarter 2005. EBIT margins were seven percent, which was an improvement versus last year's third quarter even as the company continued to invest in the growth of its presort and international mail network and integrated recently acquired sites. Imagitas expanded its marketing services for the motor vehicle registration process to a fifth state and launched a catalog request form as an expanded offering in its move update kit.
     Capital Services revenue for the quarter increased three percent to $31 million and EBIT declined 26 percent to $16 million primarily as a result of the costs associated with the planned spin-off of this business.
     Earlier in the year, the company announced that it had entered into a definitive agreement to effect a sponsored spin-off of most of the Capital Services assets, which contributed approximately $.03 per diluted share in the third quarter 2005, about one cent less than the contribution to earnings in the third quarter of the prior year. Subject to customary regulatory approvals, the new entity will be an independent, publicly traded company consisting of most of the assets in the Capital Services segment. The preparation of the regulatory filings with respect to the new company has taken longer than anticipated. Consequently, the company now expects the spin-off to occur mid-year 2006.
     The anticipated net after-tax restructuring charges for the fourth quarter are in the range of $5 million to $20 million, or $.02 to $.09 per diluted share. The restructuring charges relate to the continued realignment and streamlining of the company's worldwide infrastructure requirements.
     The company anticipates fourth quarter revenue growth in the range of five to seven percent and diluted earnings per share in the range of $.64 to $.73. Excluding the impact of restructuring charges, the company expects adjusted diluted earnings per share in the range of $.73 to $.75.
     Management of Pitney Bowes will discuss the company's results in a conference call today at 5:00 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at http://www.pb.com/investorrelations.
                      -----------------------------------
     Pitney Bowes engineers the flow of communication. The company is a $5.4 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------
     Pitney Bowes has presented in this earnings release diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis and earnings before interest and taxes (EBIT). Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the company's results of operations. The company's financial results are reported in accordance with generally accepted accounting principles (GAAP). However, the earnings per share and free cash flow results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the company's results of operations. Restructuring charges often reflect retooling of the business in an episodic way. Although they represent actual expenses to the company, these episodic charges might mask the periodic income associated with our business had there not been a retooling. The use of free cash flow has limitations. GAAP cash flow has the advantage of including all cash available to the company after actual expenditures for all purposes. Free cash flow permits a shareholder insight into the amount of cash that management could have available for discretionary uses if it made different decisions about employing its cash. It adds back long-term commitments such as capital expenditures, as well as special items like cash used for restructuring charges. Of course, each of these items uses cash that is not otherwise available to the company and are important expenditures. Management compensates for these limitations by using a combination of GAAP cash flow and free cash flow in doing its planning.
     The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the company. EBIT excludes interest payments and taxes, both cash items, and as a result, has the effect of showing a greater amount of earnings than net income. The company uses EBIT, in addition to net income, for purposes of measuring the performance of its unit management team. The interest rates and tax rates applicable to the company generally are outside the control of management, and it can be useful to judge performance independent of those variables.
     The adjusted financial information should be viewed as a supplement to, rather than a replacement for, the financial results reported in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.
     Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the company's web site http://www.pb.com/investorrelations in the Investor Relations section.
-----------------------------------
     The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the fourth quarter and full year 2005, and our expected diluted earnings per share for the fourth quarter and for the full year 2005. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2004 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions or business spin-offs. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.
================================================================================
Note: Consolidated statements of income for the three months ended September 30, 2005 and 2004, and consolidated balance sheets at September 30, 2005, June 30, 2005, and September 30, 2004, are attached.


                                Pitney Bowes Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                                   -----------
(Dollars in thousands, except per share data)

                                             Three Months Ended September 30,             Nine Months Ended September 30,
                                         -------------------------------------    -------------------------------------
                                                    2005             2004 (1)                2005             2004 (1)
                                         ----------------    -----------------    ----------------    -----------------

Revenue from:
   Sales                                 $       394,754     $        346,397     $     1,162,768     $      1,016,199
   Rentals                                       198,894              199,768             606,029              601,841
   Financing                                     159,582              147,599             478,244              443,821
   Support services                              196,162              177,480             588,393              495,839
   Business services                             376,409              316,462           1,094,041              926,829
   Capital services                               30,633               29,816             104,921              110,816
                                         ----------------    -----------------    ----------------    -----------------
       Total revenue                           1,356,434            1,217,522           4,034,396            3,595,345
                                         ----------------    -----------------    ----------------    -----------------

Costs and expenses:
   Cost of sales                                 168,228              152,255             507,294              463,548
   Cost of rentals                                38,975               39,193             125,261              123,970
   Cost of support services                      103,198               89,923             306,369              260,660
   Cost of business services                     299,585              262,843             887,724              761,425
   Cost of non-core financing                          -                    -                   -               13,017
   Selling, general and administrative           421,115              371,056           1,245,158            1,096,315
   Research and development                       40,029               42,629             121,873              117,563
   Restructuring charge                           12,918               15,582              23,480               46,854
   Charitable Contribution                             -                    -              10,000                    -
   Interest, net                                  54,144               43,403             151,374              127,386
                                         ----------------    -----------------    ----------------    -----------------
     Total costs and expenses                  1,138,192            1,016,884           3,378,533            3,010,738
                                         ----------------    -----------------    ----------------    -----------------
Income before income taxes                       218,242              200,638             655,863              584,607

Provision for income taxes                        73,943               64,122             222,929              186,779
                                         ----------------    -----------------    ----------------    -----------------
Net income                               $       144,299     $        136,516     $       432,934     $        397,828
                                         ================    =================    ================    =================

Basic earnings per share                 $          0.63     $           0.59     $          1.89     $           1.72
                                         ================    =================    ================    =================
Diluted earnings per share               $          0.62     $           0.58     $          1.86     $           1.70
                                         ================    =================    ================    =================
Average common and potential common
   shares outstanding                        231,148,496          233,796,993         232,416,998          234,289,313
                                         ================    =================    ================    =================


(1) Prior year amounts have been reclassified to conform with the current year presentation.


                                Pitney Bowes Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                   -----------
(Dollars in thousands)

Assets                                                                    9/30/05              6/30/05             9/30/04
------
                                                                     -----------------    -----------------    ---------------

Current assets:
   Cash and cash equivalents                                         $        294,527     $        276,884     $      346,522
   Short-term investments                                                      50,703               72,836              3,758
   Accounts receivable, less allowances:
     9/05  $47,726  6/05  $50,977 9/04 $37,632                                637,054              617,066            495,414
   Finance receivables, less allowances:
     9/05  $65,680  6/05  $66,837 9/04 $69,382                              1,361,381            1,342,058          1,355,727
   Inventories                                                                228,708              237,146            214,396
   Other current assets and prepayments                                       214,087              210,791            199,912
                                                                     -----------------    -----------------    ---------------

     Total current assets                                                   2,786,460            2,756,781          2,615,729
                                                                     -----------------    -----------------    ---------------

   Property, plant and equipment, net                                         626,737              633,991            680,048
   Rental equipment and related inventories, net                              484,600              481,852            458,604
   Property leased under capital leases, net                                    3,667                2,572              2,243
   Long-term finance receivables, less allowances:
     9/05  $84,057  6/05  $86,360 9/04 $105,089                             1,794,908            1,803,482          1,794,556
   Investment in leveraged leases                                           1,574,760            1,558,000          1,554,844
   Goodwill                                                                 1,623,505            1,609,849          1,298,944
   Intangible assets, net                                                     360,585              409,112            289,776
   Other assets                                                               900,046              906,828            850,267
                                                                     -----------------    -----------------    ---------------

Total assets                                                         $     10,155,268     $     10,162,467     $    9,545,011
                                                                     =================    =================    ===============
Liabilities and stockholders' equity
------------------------------------
Current liabilities:
   Accounts payable and accrued liabilities                          $      1,458,522     $      1,478,953     $    1,320,799
   Income taxes payable                                                       135,684              116,290            205,363
   Notes payable and current portion of
     long-term obligations                                                    931,685            1,459,078          1,097,551
   Advance billings                                                           467,522              483,344            404,012
                                                                     -----------------    -----------------    ---------------
     Total current liabilities                                              2,993,413            3,537,665          3,027,725
                                                                     -----------------    -----------------    ---------------

   Deferred taxes on income                                                 1,787,556            1,750,902          1,760,054
   Long-term debt                                                           3,351,732            2,881,637          2,823,286
   Other noncurrent liabilities                                               342,038              347,233            405,784
                                                                     -----------------    -----------------    ---------------
     Total liabilities                                                      8,474,739            8,517,437          8,016,849
                                                                     -----------------    -----------------    ---------------
Preferred stockholders' equity in a
   subsidiary company                                                         310,000              310,000            310,000
Stockholders' equity:
   Cumulative preferred stock, $50 par value, 4% convertible                       17                   17                 19
   Cumulative preference stock, no par value, $2.12 convertible                 1,160                1,173              1,255
   Common stock, $1 par value                                                 323,338              323,338            323,338
   Retained earnings                                                        4,452,852            4,381,273          4,223,052
   Accumulated other comprehensive income                                     118,121              123,156             72,674
   Treasury stock, at cost                                                 (3,524,959)          (3,493,927)        (3,402,176)
                                                                     -----------------    -----------------    ---------------
     Total stockholders' equity                                             1,370,529            1,335,030          1,218,162
                                                                     -----------------    -----------------    ---------------

Total liabilities and stockholders' equity                           $     10,155,268     $     10,162,467     $    9,545,011
                                                                     =================    =================    ===============


                                Pitney Bowes Inc.
                                Revenue and EBIT
                            Supplemental Information
                               September 30, 2005
                                   (Unaudited)
                                   -----------
(Dollars in thousands)
                                                                                        %
                                               2005                2004 (2)           Change
                                         -----------------    ------------------   ------------

Third Quarter
-------------
   Revenue
   -------
   Global Mailstream Solutions           $        949,392     $         871,244             9%
   Global Business Services                       376,409               316,462            19%
   Capital Services                                30,633                29,816             3%
                                         -----------------    ------------------   ------------

   Total Revenue                         $      1,356,434     $       1,217,522            11%
                                         =================    ==================   ============

   EBIT (1)
   ----
   Global Mailstream Solutions           $        285,794     $         262,935             9%
   Global Business Services                        25,825                15,523            66%
   Capital Services                                16,266                22,108           (26%)
                                         -----------------    ------------------   ------------

   Total EBIT                                     327,886               300,566             9%

   Unallocated amounts:
      Interest, net                               (54,144)              (43,403)
      Corporate expense                           (42,582)              (40,943)
      Restructuring charge                        (12,918)              (15,582)
                                         -----------------    ------------------
   Income before income taxes            $        218,242     $         200,638
                                         =================    ==================

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                                Pitney Bowes Inc.
                                Revenue and EBIT
                            Supplemental Information
                               September 30, 2005
                                   (Unaudited)
                                   -----------
(Dollars in thousands)
                                                                                        %
                                                2005               2004 (2)           Change
                                         -----------------    ------------------   ------------
Year to Date
------------
   Revenue
   -------
   Global Mailstream Solutions           $      2,835,434      $      2,557,700            11%
   Global Business Services                     1,094,041               926,829            18%
   Capital Services                               104,921               110,816            (5%)
                                         -----------------    ------------------    -----------

   Total Revenue                         $      4,034,396     $       3,595,345            12%
                                         =================    ==================    ===========

   EBIT (1)
   ----
   Global Mailstream Solutions           $        844,287      $        772,172             9%
   Global Business Services                        67,186                47,179            42%
   Capital Services                                61,794                69,825           (12%)
                                         -----------------    ------------------    -----------

   Total EBIT                                     973,267               889,176             9%

   Unallocated amounts:
     Interest, net                               (151,374)             (127,386)
     Corporate expense                           (132,550)             (130,329)

     Charitable Contribution                      (10,000)                    -
     Restructuring charge                         (23,480)              (46,854)
                                         -----------------    ------------------
   Income before income taxes            $        655,863     $         584,607
                                         =================    ==================

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                               Pitney Bowes Inc.
      Reconciliation of Reported Consolidated Results to Adjusted Results
                                  (Unaudited)
                                  -----------
(Dollars in thousands, except per share amounts)

                                                   Three months ended Sept. 30,      Nine months ended Sept. 30,
                                                 -------------------------------   -------------------------------
                                                         2005              2004             2005             2004
                                                 -------------    --------------   --------------    -------------
GAAP income before income taxes, as reported     $    218,242     $     200,638    $     655,863     $    584,607
    Restructuring                                      12,918            15,582           23,480           46,854
    Charitable contribution                                 -                 -           10,000                -
                                                 -------------    --------------   --------------    -------------
Income before income taxes, as adjusted               231,160           216,220          689,343          631,461
Provision for income taxes, as adjusted                78,593            69,728          234,375          203,642
                                                 -------------    --------------   --------------    -------------
Income, as adjusted                              $    152,567     $     146,492    $     454,968     $    427,819
                                                 =============    ==============   ==============    =============


GAAP diluted earnings per share, as reported     $       0.62     $        0.58    $        1.86     $       1.70
    Restructuring                                        0.04              0.04             0.06             0.13
    Charitable contribution                                 -                 -             0.03                -
                                                 -------------    --------------   --------------    -------------
Diluted earnings per share, as adjusted          $       0.66     $        0.63    $        1.96     $       1.83
                                                 =============    ==============   ==============    =============


GAAP net cash provided by operating activities,
  as reported                                    $    218,490     $     213,856    $     432,599     $    727,818
     Capital expenditures                             (67,766)          (79,378)        (215,446)        (226,225)
     Restructuring payments                            14,396            14,684           48,922           44,848
     Charitable contribution                                -                 -           10,000                -
     IRS bond payment                                       -                 -          200,000                -
                                                 -------------    --------------   --------------    -------------
Free cash flow, as adjusted                      $    165,120     $     149,162    $     476,075     $    546,441
                                                 =============    ==============   ==============    =============


GAAP income before income taxes, as reported     $    218,242     $     200,638    $     655,863     $    584,607
    Interest, net                                      54,144            43,403          151,374          127,386
                                                 -------------    --------------   --------------    -------------
Earnings before interest and taxes (EBIT)             272,386           244,041          807,237          711,993
    Restructuring                                      12,918            15,582           23,480           46,854
    Charitable contribution                                 -                 -           10,000                -
                                                 -------------    --------------   --------------    -------------
EBIT, as adjusted                                $    285,304     $     259,623    $     840,717     $    758,847
                                                 =============    ==============   ==============    =============
